PARTICULARS


1.   DATE OF THIS UNDERLEASE            3rd November                     1986

2.   LESSOR                    WIMGROVE INVESTMENTS LIMITED of 31,
                               Hammersmith Grove, London W6 7EN

3.   LESSEE                    EAST LONDON TELECOMMUNICATIONS LIMITED
                               of 46/47 Bloomsbury Square, London WC1A
                               2RU (Co. Registration No. 1870928)

4.   DEMISED PREMISES          All those premises shown edged red on the
                               Plan annexed hereto together with the
                               buildings from time to time thereon fronting
                               Millharbour in the London Borough of Tower
                               Hamlets intended to be known as Unit C3 on the Lessor's Estate as hereinafter defined

5.   DATE OF COMMENCEMENT               6th October                       1986
     OF TERM

6.   LENGTH OF TERM            Twenty Five years

7.   INITIAL RENT              (pounds) 95,500 p.a.

                                         ------------------------------------
                                         D. J. FREEMAN
                                         Solicitors
                                         1 Fetter Lane, London EC4A 1BR
                                         ------------------------------------
                                         Date: 23/10/97 Ref:MKA
                                         Certified a true copy of the original*
                                         /s/ D.J. Freeman
                                         ------------------------------------
                                         *    but without lease plan


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THIS UNDERLEASE is made on the date stated in the Particulars B E T W E E N the
Lessor stated in the Particulars (hereinafter called "the Lessor") of the one part and the Lessee stated in the Particulars (hereinafter called the Lessee") of the other part

WITNESSETH as follows:-

1. IN these presents unless there be something in the subject or context inconsistent therewith:-

       (a)    (i)    words importing the masculine gender only shall include the feminine and vice versa and words importing persons shall include companies and corporations and vice versa

              (ii) words importing the singular number only shall include the plural and vice versa and where there are two or more persons included in the expression "the Lessee" then covenants herein expressed to be made by the Lessee shall be covenants by such persons jointly and severally

       (b) the following expressions shall have the meanings attributed to them hereunder:-

              (i) "the Demised Premises" shall mean the land and premises so designated and described in the Particulars and each and every part thereof together with the appurtenances thereto and any building now or hereafter erected thereon or on any part thereof together with all additions alterations and improvements thereto and shall also include all landlord's fixtures and fittings and landlord's plant machinery and equipment now or hereafter in or about the same

              (ii) "the insured risks" shall mean fire explosion lightning aircraft articles dropped from aircraft storm tempest flood impact riot malicious damage civil commotion subsidence landslip and heave earthquake (fire and shock) and bursting and overflowing of water tanks apparatus and pipes together with three years (or such longer period as the Lessee may require) loss of rent and Service Charge costs of demolition and site clearance Architects' Surveyor's and other appropriate professional fees and such other risks as the Lessor may from time to time require to insure against

              (iii) "the Particulars" shall mean the details and descriptions appearing in the page headed "Particulars" and which shall comprise part of this Underlease

              (iv)   "the Plan" shall mean the Plan annexed hereto

              (v) "the Lessor" shall include the person for the time being entitled to the reversion immediately expectant on the determination of the term hereby granted and "the Lessee" shall include its successors in title and assigns

              (vi) (a) "the Lessor's Surveyor" shall mean the person firm or company appointed by the Lessor from time to time to act as its Surveyor or Managing Agent (such Surveyor or Managing Agent being a Member of the Royal Institution of Chartered Surveyors or some other recognised professional body regulating the activities of surveyors or if not a Member of such a professional body being experienced in the professional management of commercial properties)

                     (b)"the Superior Lessor's Surveyor" shall mean the estates manager or Surveyor (or one of the Surveyors) for the time being from time to time of the Superior Lessor being a member of the Royal Institution of Chartered Surveyors or some other recognised professional body regulating the activities of Surveyors

              (vii) "the Superior Lessor" shall mean the London Docklands Development Corporation or other the person for the time being entitled to the reversion to the Head Lease

              (viii) "the Head Lease" shall mean the lease dated the Eighth day of October 1985 and made between London Docklands Development Corporation (1) and the Lessor (2)

              (ix) "the Lessor's Estate" shall mean the premises comprised in the Head Lease registered under Title Number EGL165861 known as The Enterprise Business Park Poplar London E 14 and edged green on the Plan

              (x) "Stated Interest" shall mean interest at the rate of four per cent per annum above the Base Rate from time to time of Lloyds Bank Plc. or if such Base Rate shall cease to exist or be published then interest at such rate as shall reasonably equate with the same and as the Lessor may from time to time in writing specify

              (xi) "the Term" shall mean the term of years hereby granted which where applicable shall include the period of any holding over or any extension or continuance thereof by statute or at common law

              (xii) "the Termination Date" shall mean the date of expiration or sooner determination of the Term

2. IN consideration of the Yearly Rent and the covenants on the part of the Lessee hereinafter reserved and contained the Lessor HEREBY DEMISES unto the Lessee the Demised Premises TOGETHER with the rights and easements set out in the First Schedule hereto and EXCEPT AND RESERVED the rights and easements set out in the Second Schedule hereto TO HOLD the same unto the Lessee for a term from and including the Date of Commencement of Term for the Length of Term PAYING therefor:-

       (a)    During the first five years of the Term the Yearly Rent of NINETY
              - FIVE THOUSAND FIVE HUNDRED POUNDS ((pound)95,500) and during the remainder of the term such Yearly Rent as shall be agreed or determined in accordance with the provisions for review of the Yearly Rent hereinafter contained

       (b) By way of further or additional rent 47.10 per centum of the Service Charge as defined in the Fourth Schedule hereto in the manner provided therefor in the said Schedule such Yearly Rent and further or additional rent to be paid by equal quarterly payments in advance on the usual quarter days the first of such payments to be made on the Seventeenth day of November 1986 in respect of the period on and from the 17th day of November 1986 to the quarter day next following

3.    THE Lessee HEREBY COVENANTS with the Lessor as follows:-

       (1) To pay the rents hereinbefore reserved on the days and in the manner hereinbefore appointed for payment thereof

       (2)     (i)   To pay bear and discharge all existing and future rates
                     taxes duties charges assessments impositions and outgoings whatsoever (whether Parliamentary or parochial or otherwise and whether or not of a capital or non-recurring nature) which now are or may at any time hereafter during the Term be charged levied assessed or imposed upon the Demised Premises or upon the owner or occupier in respect thereof (other than taxes upon the income or gains or deemed income or gains of the Lessor or any person holding an interest in the Demised Premises superior to that of the Lessee or arising from or in connection with the reversion immediately expectant upon the expiration of the Term or arising from any such superior interest)

              (ii) To pay (or to reimburse the Lessor as appropriate) for all water supplied to the Demised Premises as recorded by the check meter from time to time installed therein at the rate charged from time to time by the Water Authority and at all times to keep the meter installed within the Demised Premises in full working order and repair and to ensure that at all times throughout the term apparatus for the purpose of recording the quantity of water supplied to the Demised Premises of a type approved by the Water Authority and the Lessor is maintained therein and further to permit the Lessor to enter into and upon the Demised Premises at any time for the express purpose of checking that the said apparatus is installed and maintained in accordance with this covenant and to take readings in order to prepare any necessary accounts

      (3) From time to time and at all times during the Term to repair and to keep the whole of the Demised Premises including (without prejudice to the generality of that expression) the external walls roof drains and the sanitary and water apparatus therein in good and substantial repair and condition and to renew or replace the Demised Premises or any part or parts thereof if the same may be or become beyond repair or which may require renewal or replacement by reason of any defect therein whether latent inherent or otherwise and to yield up the same on the Termination Date in good and substantial repair and condition in accordance with the covenants by the Lessee herein contained To repair cleanse and maintain and to keep repaired cleansed and maintained and free from obstruction all gutters sewers drains and water and waste-pipes and ducts belonging solely to or forming part of the Demised Premises

      (4)     (a)    As often as may be reasonably necessary during the Term and also in the last six months thereof whether determined by effluxion of time or otherwise to paint or otherwise treat as the case may be all the exterior and interior wood metal plastic stucco and cement work of the Demised Premises previously so painted or treated in a workmanlike manner

              (b) As often as may be reasonably necessary and in any event during the last six months of the Term whether determined by effluxion of time or otherwise and so far as is practicable to clean the external stone and brickwork and other external surfaces of the Demised Premises and if necessary to repoint the brickwork

      (5) To permit the Lessor and the Superior Lessor and its or their agents or surveyors with or without workmen and others and appliances at all reasonable times on reasonable prior written notice during the Term (save in case of emergency when no notice shall be required) to enter the Demised Premises or any part thereof:-

              (a) To view the state and condition of the same and to give or leave on the Demised Premises notice in writing to the Lessee of all defects wants of reparation and breaches of covenants then and there found for which the Lessee is liable hereunder and within three months after every such notice (or sooner if requisite) the Lessee shall commence to repair and complete and make good the same according to such notice and the covenants in that behalf herein contained to the reasonable satisfaction of the Lessor's Surveyor and the Superior Lessor's Surveyor AND if the Lessee shall fail to comply with such notice or if the Lessee shall at any time make default in the performance of any of the covenants herein contained for or relating to the repair decoration or maintenance of the Demised Premises it shall be lawful (but without prejudice to the right of re-entry and forfeiture hereinafter contained) for the Lessor its agents servants and workmen to enter upon the Demised Premises and to carry out or cause to be carried out all or any of the works referred to in such notice and the cost of so doing and all expenses incurred thereby together with Stated Interest thereon from the date when written notice of the amount of any such expenditure by the Lessor shall be served on the Lessee to the date of payment shall be paid by the Lessee to the Lessor within seven days of such written notice and shall be recoverable as rent in arrear

              (b) During the period of six months prior to the Termination Date to take schedules or inventories of the fixtures and fittings plant and machinery belonging to the Lessor or to be yielded up on the Termination Date and

              (c) To execute any repairs decorations or other work upon or to any adjoining or neighbouring premises or to carry out any repairs decorations or other work which the Lessor must or may carry out under the provisions of this Underlease upon or to the Demised Premises or to cleanse or empty or renew the sewers drains and gutters belonging to the same or to construct any building or erection on any land adjoining or neighbouring the Demised Premises the Lessor or any other person exercising such right of entry doing as little damage as reasonably possible and forthwith making good all damage occasioned thereby to the Demised Premises or their contents as soon as reasonably possible

           (6)(a) That no additional or new building or structure of any kind shall at any time hereafter be erected upon the Demised Premises or any part thereof without the prior consents in writing of the Lessor and the Superior Lessor (such consents not to be unreasonably withheld nor in the case of the Lessor unreasonably delayed)

              (b) Not at any time during the Term to make or permit or suffer to be made any structural alterations or additions whatsoever in or to the Demised Premises or any part thereof either internally or externally nor to cut maim or remove or permit or suffer to be cut maimed or removed any of the walls beams columns or other structural parts of the Demised Premises without in any of the foregoing cases the prior written consents of the Lessor and the Superior Lessor (such consents not to be unreasonably withheld nor in the case of the Lessor unreasonably delayed)



           (7)(a) Not to do or permit or suffer to be done or remain upon the Demised Premises or any part thereof anything which may be or become a nuisance annoyance or disturbance inconvenience injury or damage to the Lessor the Superior Lessor or its or their tenants or the owners or occupiers of any property in the neighborhood

              (b) Not to use or permit or suffer the Demised Premises or any part thereof to be used for any noxious noisy or offensive trade or business nor for any illegal or immoral act or purpose

              (c) Not to discharge or permit or suffer to be discharged into any pipe or drain serving the Demised Premises or any other property any oil grease or other deleterious matter or any substance which might be or become a source of danger or injury to the drainage system of the Demised Premises or any such other property or any part thereof

              (d) Not to overload or permit or suffer to be overloaded the floor roof or structure of the Demised Premises or permit or suffer the same to be used in any manner which will cause undue strain or interfere therewith and not to install or permit or suffer to be installed any machinery on the Demised Premises which shall be unduly noisy or cause dangerous vibrations nor to use or permit or suffer to be used the Demised Premises or any part thereof in such manner as to subject the same to any strain beyond that which it is designed to bear

           (8) At all times during the said term to use the Demised Premises for purposes within Classes III or X of the Town and Country Planning (Use Classes) Order 1972 and not to use or permit or suffer the same to be used for any other purpose it being agreed and declared between the parties that the use of the Demised Premises for the purposes of a centre for the provision of cable television and related television services and other services related to telecommunications or other communications shall be deemed to be within the said purposes

           (9) That no signboard advertisement placard or sign whatsoever shall be attached to or exhibited in on or to the Demised Premises without the previous written consents of the Lessor and the Superior Lessor which shall not be unreasonably withheld nor in the case of the Lessor unreasonably delayed in the case of notices relating to the Lessee's business or any associated business which are normally and reasonably displayed

          (10) That no road forecourt entrance or other area leading to or giving access to the Demised Premises or over which the Lessee is hereby granted rights of access or use shall be damaged or obstructed or used in such manner as to cause any nuisance damage or annoyance

          (11) To comply with the regulations contained in the Fifth Schedule hereto and with all reasonable regulations made by the Lessor and/or the Superior Lessor or by any public local or other authority from time to time for the management of the Lessor's Estate and any land water area or premises used or to be used in common or jointly with any other person

          (12) As soon as is reasonably possible after the happening of any event or thing against which insurance has been effected by the Lessor under the provisions hereinafter contained to give notice thereof to the Lessor

          (13)(a) At all times during the Term at the Lessee's own expense to observe and comply in all respects with the provisions and requirements of any and every enactment (which expression in this covenant includes as well any and every Act of Parliament already or hereafter to be passed as any and every notice direction order regulation bye-law rule and condition already or hereafter to be made under or in pursuance of or deriving effect from any such Act) or prescribed or required by any public local or other authority so far as they relate to or affect the Demised Premises or the Lessee thereof or any additions or improvements thereto or the user thereof for any purposes or the employment therein of any person or persons or any fixtures machinery plant or chattels for the time being affixed thereto or being thereupon or used for the purposes thereof

              (b) To execute all works and provide and maintain all arrangements which by or under any enactment or by any Government Department Local Authority or other Public Authority or duly authorised officer or Court of competent jurisdiction acting under or in pursuance of any enactment are or may be directed or required to be executed provided or maintained at any time during the Term upon or in respect of the Demised Premises or any additions or improvements thereto or in respect of any user thereof or employment therein or any person or persons or fixtures machinery plant or chattels and whether by the Landlord or tenant thereof

              (c) To indemnify the Lessor at all times against all costs charges and expenses of or incidental to the execution of any works or the provision or maintenance of any arrangements so directed or required as aforesaid and not at any time during the term to do or omit or suffer to be done or omitted in or about the Demised Premises any act or thing (other than any which shall be permitted under any other provision of this Underlease) by reason of which the Lessor or the Superior Lessor may under any enactment incur or have imposed upon it or become liable to pay any penalty damages compensation costs charges or expenses

              (d) To pay to the Lessor and the Superior Lessor upon demand a due proportion (to be conclusively determined by the Lessor's and the Superior Lessor's Surveyors) of all costs charges and expenses (including Surveyors' Architects' and other professional advisers' fees) incurred by the Lessor and the Superior Lessor of or incidental to (i) complying with all provisions and requirements of any kind and every enactment prescribed or required by any public local or other authority and (ii) executing all works and providing all arrangements which may be directed or required as aforesaid sofar as the same relate to any premises used or enjoyed by the Lessee in common or jointly with any other person or persons or the user thereof

      (14) Within seven days of the receipt of notice of the same to give full particulars to the Lessor and the Superior Lessor of any direction permission notice or order or proposal for any such relevant to the Demised Premises or to the use or condition thereof or otherwise concerning the Lessee made given or issued to the Lessee or the occupier of the Demised Premises by any Government Department Local or Public Authority or other competent authority

      (15) Not to do or omit to be done anything whereby the policy or policies of insurance effected by the Lessor may become void or voidable at the instance of the Insurers or whereby the rate of premium thereon may be increased and if the said rate of premium shall be increased as the result of any act or default on the part of the Lessee to repay to the Lessor on demand the amount of any such increase

      (16)(a) (i)    Not to assign or share the possession of any part or parts
                     (as distinct from the whole) of the Demised Premises
                     PROVIDED ALWAYS THAT the Lessee may nevertheless share possession of part of the Demised Premises with a company which is a member of the same group as the Lessee within the meaning contained in Section 42 of the Landlord and Tenant Act 1954

              (ii) Not without the previous written consent of the Lessor (which shall not be unreasonably withheld or delayed) to underlet any part (as distinct from the whole) of the Demised Premises save that the Lessee may (with such consent as aforesaid) underlet either the northern or southern sections of the Demised Premises upon and subject to the following conditIons:-

                     (a) any such underletting shall be for a term not exceeding ten years to expire earlier than the Termination Date

                     (b) prior to granting any proposed underlease the intended parties thereto shall obtain an Order from the appropriate Court excluding the provisions of sections 24 to 28 inclusive of the Landlord and Tenant Act 1954 (as amended by the Law of Property Act 1969) from the proposed tenancy
                     (c) the purpose for which the proposed underlessee intends to use the part of the Demised Premises intended to be sub-demised shall be first approved by the Lessor (which approval shall not be unreasonably withheld or delayed)
                     (d) the provisions of paragraph (c)(i)(ii) and (iii) of this Clause 3(16) shall apply to any underletting of part of the Demised Premises

              (b) Not to assign the whole or underlet or part with possession of the whole of the Demised Premises (except to a company which is a member of the same group as the Lessee within the meaning contained in Section 42 of the Landlord and Tenant Act 1954) without the previous written consent of the Lessor which shall not be unreasonably withheld in the case of a respectable and responsible assignee or under-tenant and upon any assignment to obtain if the Lessor shall reasonably so require (but not otherwise) an acceptable guarantor for any private limited company and a direct covenant by the assignee with the Lessor to observe and perform the covenants and conditions of this Underlease

              (c) Any sub-underlease of the whole or any part of the Demised Premises shall be at the best rent reasonably obtainable if the Demised Premises (or the part thereof) were let on the open market with vacant possession by a willing Landlord to a willing tenant without payment of a fine or premium and shall contain (inter alia):-

                     (i) An unqualified covenant on the part of the sub-under-lessee that the sub-underlessee will not assign underlet or share possession (other than with a company which is a member of the same group within the said meaning) of part only of the premises thereby demised and

                     (ii) a covenant on the part of the sub-underlessee that the sub-underlessee will not assign underlet or part with the possession of the whole of the premises thereby demised without obtaining the previous written consent of the Lessor under this present Underlease (which consent shall not be unreasonably withheld or delayed) and providing in such sub-underlease that any sub-underlease granted out of such sub-underlease whether immediate or mediate shall contain a similar provision and

                     (iii) provisions for the review of the rent thereby reserved on the same dates and substantially in the same form as those contained herein

              (d) Within one month after the execution of any assignment transfer or underlease or the assignment of an underlease or the grant of any sub-underlease out of an underlease or any transmission by reason of a death or otherwise affecting the Demised Premises or any part thereof to produce to and leave with the Lessor and the Superior Lessor or its or their Managing Agents for the time being a copy of the deed instrument or other document evidencing or effecting such dealing or transmission and on each occasion to pay to the Lessor and the Superior Lessor or such agents a reasonable registration fee and that every sub-tenancy or sub-lease of the Demised Premises shall contain a similar covenant by the sub-tenant or sub-lessee and expressed to be for the benefit of the Lessee and the Lessor

      (17)      To pay to the Lessor all costs charges and expenses
                (including Solicitors' Counsels' and Surveyors' and other professional costs and fees) reasonably incurred by the Lessor:-

           (a) In or in contemplation of any proceedings relating to the Demised Premises under Section 146 or 147 of the Law of Property Act 1925 or the preparation and service of Notice thereunder (whether or not any right of re-entry or forfeiture has been waived by the Lessor or a Notice served under the said Section 146 is complied with by the Lessee or the Lessee has been relieved under the provisions of the said Act and notwithstanding forfeiture is avoided otherwise than by relief granted by the Court) and to keep the Lessor fully and effectively indemnified against all costs expenses claims and demands whatsoever in respect of the said proceedings

           (b) In the preparation and service of a Schedule of Dilapidations at any time during or after the Term

           (c) In respect of any application for consent required by this Lease whether or not such consent be granted PROVIDED ALWAYS THAT nothing contained in this sub-clause 3(17) shall be intended to oust the jurisdiction of the Court to determine the question of costs in relation to any application by the Lessee to the Court for a declaration that (where appropriate) the Lessor or the Superior Lessor has in any respect unreasonably refused or delayed its consent to any such application or otherwise to oust the jurisdiction of the Court in relation to any of the other matters referred to in this sub-clause

      (18)      In relation to the Planning Acts" which in this Lease means

                Local Government Planning and Land Act 1980 the Town and Country Planning Acts 1962-1974 and any future legislation of a similar nature and any statutory modification or re-enactment thereof for the time being in force and any order instrument plan regulation permission and directive made or issued or to be made or issued thereunder or deriving validity therefrom:

           (a) At all times during the Term to comply in all respects with the provisions and requirements of the Planning Acts and all licenses consents permissions and conditions (if any) hereafter to be granted or imposed thereunder or under any enactment repealed thereby so far as the same respectively relate to or affect the Demised Premises or any parts thereof or any operations works acts or things hereafter to be carried out executed done or omitted thereon or the use thereof for any purpose

           (b) During the Term so often as occasion shall require at the expense in all respects of the Lessee to obtain from the Local Authority the Local Planning Authority and/or the Secretary of State for the Environment (or other appropriate Minister) all such licences consents and permissions (if any) as may be required for the carrying out by the Lessee or anyone deriving title under the Lessee (in this sub-clause (18) referred to as "a sub-tenant") of any operations on the Demised Premises or the institution or continuance by the Lessee or a sub-tenant thereon of any use thereof which may constitute development within the meaning of the Planning Acts

           (c) To pay and satisfy any charge that may hereafter be imposed under the Planning Acts in respect of the carrying out or maintenance by the Lessee or a sub-tenant of any such operation or the institution or continuance by the Lessee or a sub-tenant of any such use as aforesaid

           (d) If and when called upon so to do to produce to the Lessor the Superior Lessor and their Surveyors and as they may direct all such plans documents and other evidence as the Lessor and the Superior Lessor may reasonably require to satisfy themselves that the provisions of this covenant have been complied with in all respects

      (19) To keep the Demised Premises sufficiently supplied and equipped with such fire fighting and extinguishing appliances as shall from time to time be required by Law or by the Local or other competent authority and not to obstruct or permit or suffer to be obstructed the access to or means of working such appliances or the means of escape from the Demised Premises in the case of fire

      (20) During the six months immediately preceding the Termination Date to permit the Lessor or its agents to affix upon any part of the Demised Premises as may be reasonable and shall not obstruct the windows or doors of the same a notice of a reasonable size as to the proposed re-letting or other disposal thereof and to permit intending tenants or purchasers at reasonable times of the day on reasonable prior notice to view the Demised Premises

      (21) Not knowingly to permit any new window light opening doorway path drain or encroachment or easement to be made into against or upon the Demised Premises and to give notice to the Lessor and the Superior Lessor of any such which shall be made or attempted and come to the Lessee's notice and at the request and cost of the Superior Lessor to adopt such means


                                      -l8-
                  and take such steps as may be reasonably required by the Superior Lessor to prevent the same

4. THE Lessor HEREBY COVENANTS with the Lessee as follows:-

      (1) That the Lessee paying the rents hereinbefore reserved on the days and in the manner hereinbefore appointed for payment thereof and performing the covenants and conditions hereinbefore contained on the Lessee's part to be observed and performed shall and may peaceably and quietly hold and enjoy the Demised Premises hereby granted without any lawful interruption by the Lessor or any person rightfully claiming through under or in trust for it

      (2) At all times throughout the said term to insure the Demised Premises against loss or damage by the Insured Risks subject to such limitations or exclusions as may be normal for such insurance and are imposed or required by the Insurers with Insurers of good repute in the full reinstatement value thereof and to effect and maintain adequate third party insurance with Insurers of good repute And duly to make all payments necessary for the above purposes and to produce to the Lessee on demand a copy of the policy or policies of such insurance together with all endorsements thereon and the receipt or other sufficient evidence of every such payment

      (3) In the event of the Demised Premises or any part thereof or any part of the access thereto or the essential services thereto within the Lessor's Estate being destroyed or damaged by any of the insured risks with all reasonable speed after obtaining as soon as shall be practicable all necessary statutory approvals consents and licences to apply all moneys received by virtue of such insurance and to apply such further moneys as may be necessary for that purpose in rebuilding or reinstating or making good as the case may be to the satisfaction of the Lessor and the Superior Lessor and the reasonable satisfaction of the Lessee the Demised Premises or such part thereof as the case may be PROVIDED that the Lessor's obligation under this covenant shall cease if such insurance shall be rendered void or vitiated by any act or omission of the Lessee

      (4) If rebuilding or reinstatement of the Demised Premises or any part thereof proves impossible or impracticable or is frustrated the insurance moneys shall be divided between the Lessor the Superior Lessor and the Lessee and the other persons (if any) in whose interest the said insurance shall have been maintained in the proportions which the values of their respective interests in the Demised Premises or that part thereof bears to one another immediately before the occurrence of the event giving rise to its payment and such proportion shall be determined under the provisions of the Arbitration Acts 1950 to 1979 (or any statutory modifications or re-enactment thereof for the time being in force) by a single arbitrator to be appointed by agreement between the Lessor the Superior Lessor and the Lessee or in default of agreement by the President for the time being of the Royal Institution of Chartered Surveyors (or its successor body) making the appointment at the request of any of such persons

      (5) To the extent that such obligations are not imposed on the Lessee hereunder to observe and perform the covenants on the part of the Lessor as Lessee contained in the Head Lease and to use its best endeavours to procure performance of the covenants on the part of the Superior Lessor therein contained

      (6) Throughout the Term unless prevented by circumstances beyond its control and subject to the payment by the Lessee of the further and additional rent hereby reserved to provide the services referred to in the Fourth Schedule hereto and such other or alternative services as may from time to time be provided by the Lessor for the reasonable benefit of the Lessee and the other tenants and occupiers of the Lessor's Estate

      (7) If at any time during the Term it shall become a statutory or local authority requirement or the reasonable requirement of any relevant insurer or the reasonable requirement of the Lessee or of any other tenant of any other Unit on the Lessor's Estate that either the Demised Premises or any other Unit on the Lessor's Estate shall have a sprinkler system then the Lessor shall if so required (but not otherwise) at its own expense and without cost to the Lessee construct and install within the Lessor's Estate the requisite pumphouse storage tank and such other plant and equipment as shall be necessary to provide to the Demised Premises the mains supply for such sprinkler system (which such pumphouse storage tank and other plant and equipment are hereinafter together called "the Sprinkler Main") and from the date on which the Sprinkler Main shall have been installed and shall be fully operational and available in all respects for connection to the Demised Premises then the provisions of paragraph 3(i) of Part I of the Fourth Schedule hereto shall become applicable (the provisions of paragraph 3(ii) thereof only becoming applicable on the date on which the Lessee shall make its own connection to the Sprinkler Main

5.   PROVIDED ALWAYS AND IT IS HEREBY AGREED AND DECLARED as follows:-

      (i) Notwithstanding and without prejudice to any other remedies and powers herein contained or otherwise available to the Lessor if the rents hereby reserved or any part thereof shall at any time be unpaid for 21 days after becoming payable (whether formally demanded or not) or if any covenant on the Lessee's part or condition herein contained shall not be performed or observed or if the Lessee shall go into liquidation (except for the purpose of amalgamation or reconstruction) or being an individual shall become bankrupt or make an assignment for the benefit of creditors or enter into an agreement or make an arrangement with creditors for liquidation of the debts of the Lessee by composition or otherwise or suffer any distress or process of execution to be levied on the goods of the Lessee upon the Demised Premises then and in any such case it shall be lawful for the Lessor at any time thereafter to re-enter upon the Demised Premises or any part thereof in the name of the whole and thereupon this demise shall absolutely determine but without prejudice to any right of action or remedy of the Lessor in respect of any breach non-observance or non-performance of any of the Lessee's covenants or any conditions herein contained

      (ii) Any demand or notice requiring to be made given to or served on the Lessee or any Surety from time to time hereunder shall be duly and validly made given or served if left or sent by the Lessor or its agents through the first-class post by pre-paid letter addressed to the Lessee (and if there shall be more than one of them then any one of them) at its registered office Any notice required to be given to the Lessor shall be well and sufficiently given if left or sent through the first-class post by pre-paid letter addressed to Lessor at its registered office Any demand or notice sent by post shall be conclusively treated as having been made given or served forty-eight hours after posting PROVIDED ALWAYS THAT (a) any Review Notice served upon the Lessee by the Lessor pursuant to paragraphs 2 or 3(a) of the Third Schedule hereto shall only be deemed to have been validly served if it shall be left at or sent to the registered office of the Lessee by registered or recorded delivery post (b) the Lessee shall forthwith notify the Lessor in writing of any change in the address of its registered office

      (iii) Nothing herein contained shall render the Lessor or the Lessee liable to the other in respect of any of the covenants conditions or provisions hereinbefore contained if and so far only as the performance and observance of such covenants conditions and provisions or any one or more of them shall hereafter become impossible or illegal under or by virtue of the provisions of the Planning Acts but subject as aforesaid the Term shall not determine by reason only of any change modification or restriction of use of the Demised Premises or obligations or requirements hereafter to be made or imposed under or by virtue of the Planning Acts

      (iv) Notwithstanding anything herein contained the Lessor and all persons authorised by it shall have power without obtaining any consent from or making any compensation to the Lessee to deal as it or they may think fit with any of the lands buildings or parts of buildings and hereditaments adjacent adjoining or near to the Demised Premises or any part thereof and to erect or suffer to be erected thereon or on any part thereof any buildings whatsoever and to make any alterations erections or additions and carry out any demolition building or rebuilding whatsoever which it or they may think fit or desire to do to such land or buildings or any part or parts thereof in such manner as the Lessor thinks fit whether such buildings alterations or additions shall or shall not affect or diminish the light or air which may now or at any time during the Term be enjoyed by the Lessee or the tenants or occupiers of the Demised Premises and so that any light or air or other easements rights or amenities (other than those expressly granted hereby) at any time enjoyed in respect of the Demised Premises or any part thereof which might otherwise interfere with the rights of the Lessor or of any neighbouring owner or occupier under this provision shall be deemed to have been and to be enjoyed by consent and the Lessee shall not (subject to the proviso to this sub-clause) at any time during the Term or thereafter raise or make any complaint or institute or take any proceedings whatsoever whether by way of injunction or for damages or otherwise against the Lessor by reason or in consequence of any noise disturbance annoyance or inconvenience occasioned by any such erection rebuilding or alteration as aforesaid but the Lessor shall make good any damage caused to the Demised
                Premises or their contents as a result of any of the matters set out in this sub-clause PROVIDED THAT:-

                (a) nothing herein shall prevent the Lessee from using the Demised Premises for its normal business including unimpeded access to and egress and services to and from the Demised Premises and

                (b) Notwithstanding the foregoing provisions of this sub-clause nor the provisions of paragraph (3) of the Second

                Schedule hereto the Lessor shall in doing or permitting any of the matters referred to in this sub-clause take all such steps as shall be practicable to minimise any diminution of light or air or any other adverse effect on the Demised Premises by way of noise obstruction of access or other inconvenience

      (v) If the Demised Premises or any part thereof or any part of the access or essential services thereto within the Lessor's Estate shall at any time during the Term be destroyed or damaged by any of the insured risks so as to render the Demised Premises unfit for occupation and use and the policy or policies of insurance effected by the Lessor shall not have been vitiated or payment of the policy monies refused in whole or in part by or in consequence of the act or default of the Lessee or the Lessee's servants workpeople or agents then the rent and further or additional rent from time to time hereby reserved or a fair proportion thereof respectively according to the nature and extent of the damage sustained shall be suspended until the Demised Premise shall again be rendered fit for occupation and use or until the expiration of three years (or such longer period for which loss of rent insurance shall be applicable) from the date when such damage or destruction occurred whichever shall be the earlier and any dispute or difference arising under the provisions of this sub-clause shall be referred to arbitration in accordance with sub-clause 5 (vi) hereof

      (vi) That in case any dispute or controversy shall at any time or times during the Term arise between the Lessor and the Lessee in relation to the provisions of the Fourth Schedule hereto or in relation to the provisions of the preceding sub-clause 5(v) the same shall be referred to the decision of a single arbitrator appointed (in default of agreement between the parties) by the President of the Royal Institution of Chartered Surveyors at the request of either party whose decision shall be final and binding on both parties and such reference shall be deemed to be a submission to arbitration within the meaning of the Arbitration Acts 1950 and 1979

      (vii) That in case any dispute or controversy shall at any time or times during the Term arise between the Lessee and any other tenants or occupiers of the Lessor's Estate relating to the conducting media or the easements or privileges affecting or relating to the Demised Premises or the Lessor's Estate the same shall be settled and determined by the Lessor's Surveyor to whose determination the Lessee shall submit if such determination shall be free from any manifest error and shall be based on normal and proper professional principles

      (viii) Nothing in this Underlease shall be or be deemed to be a warranty or representation on the part of the Lessor that the permitted use of the Demised Premises under the Planning Acts is as referred to in Clause 3(8) hereof


IN WITNESS whereof the parties hereto have executed this Underlease and the Counterpart thereof the day and year first above written


                               THE FIRST SCHEDULE

      (1) The right for the Lessee its tenants servants agents licensees and visitors in common with the Lessor the Superior Lessor and those authorised by it or them and all others having the same right to pass and repass with or without vehicles over the roads shown coloured blue on Plan B annexed to the Head Lease and all other roads and bridges (if any) within the Superior Lessor's title which give access to or from the public highway until the said roads shall be adopted by the highway authority and shall become maintainable at the public expense for the purpose of access to and egress from the Demised Premises and car parking spaces provided that the Superior Lessor shall be entitled from time to time to stop up or re-locate the situation of such roads on condition that there shall remain or the Superior Lessor shall provide alternative means of access to the Demised Premises not materially less convenient than the existing roads

      (2) The right of free and uninterrupted passage and running of water surface water drainage soil gas electricity and other services to and from the Demised Premises from and to the Lessor's Estate and other land of the Lessor in and through the wires cables pipes sewers drains ducts and other media now or at any time during the Term in or under such land to the extent that the same are laid or formed to serve and are capable of serving the Demised Premises and the right to make and maintain connections with such wires cables pipes sewers drains ducts and other media or any of them to the extent aforesaid for the purpose of exercising the said rights of passage and running of water soil gas electricity and other services SUBJECT to (a) the Lessee causing as little damage and inconvenience as possible in the exercise of such rights and as soon as practicable making good any damage to such land thereby caused and (b) there being no use or attempt to use the said conducting media to an extent which is in excess of the capacity which the same or any part of the same is designed to bear

                The right for the Lessee its tenants servants agents licensees and visitors in common with the Lessor and its tenants of the remainder of the Lessor's Estate to go pass and repass on foot only over the footpaths laid out within the Lessor's Estate and indicated on the Plan

      (4) The right for the Lessee its tenants servants agents licensees and visitors to go pass and repass on foot or with private motor cars motor cycles or light commercial vehicles only over that part of the Lessor's Estate edged yellow on the Plan

      (5) The right for the Lessee its tenants servants licensees and visitors to park private motor cars motor cycles or light commercial vehicles only in the car parking spaces hatched yellow on the Plan

      (6) The right for the Lessee its tenants servants agents licensees and visitors to go pass and repass on foot or with vehicles of any description over that part of the Lessor's Estate edged brown on the Plan and to park such vehicles adjacent to the Demised Premises within the area hitched brown on the plan for the sole purpose of loading and unloading goods for delivery to and from the same causing as little inconvenience as possible to the Lessor's tenants and occupiers of the remainder of the Lessor's Estate in the exercise of such right

      (7) The right for the Lessee on giving not less than one month's notice in writing to the Lessor of its intention so to do to install a sprinkler system in the Demised Premises and to make connections to any Sprinkler Main which may hereafter be laid by the Lessor within the Lessor's Estate for the purpose of providing a mains supply to any sprinkler system within the Demised Premises PROVIDED ALWAYS that:-

         (i) Prior to commencing such installation and connection the Lessee shall submit fully detailed drawings and specification to and obtain the Lessor's approval thereof (which approval shall not be unreasonably withheld or delayed) and

         (ii) In carrying out such installation and connection it shall permit the Lessor's Surveyor and other duly authorised by the Lessor for that purpose to have access to the Demised Premises at reasonable times for the purposes of ensuring that such installation and connection is carried out in a proper and workmanlike manner and to the reasonable satisfaction of the Lessor's Surveyor and (if considered necessary) the Lessor's Insurers

      (8) The right for the Lessee its contractors and servants to enter on those parts of the Lessor's Estate adjacent to the Demised Premises with all necessary plant and equipment so as to enable the Lessee to comply, with its repairing covenants herein contained causing as little damage and inconvenience as possible in the exercise of such right and forthwith making good to the satisfaction of the Lessor's Surveyor all damage occasioned thereby

      (9) The right for the Lessee to install and use cabling ducting and other services across the Lessor's Estate to and from the Demised Premises:

                (a) to connect with any services lying under Marsh Wall Millharbour or any other immediately adjoining property outside and not forming part of the Lessor's Estate

                (b) to connect with any building structure plant or equipment which the Lessor shall permit to be erected on any other part of the Lessor's Estate outside the Demised Premises for use in connection with the Demised Premises to act as a connection between the separate parts of the Demised Premises as shown on the plan Together with rights of access for the repair and maintenance of the same subject to the Lessee causing as little damage and inconvenience as possible in the exercise of such rights and forthwith making good to the satisfaction of the Lessor's Surveyor any damage occasioned thereby
                Provided always that:-

                (i) prior to making any such connection as aforesaid the Lessee shall first submit to the Lessor for its approval (such approval not to be unreasonably withheld or delayed) full details of its proposed works and

                (ii) in carrying out the works the Lessee shall accept such degree of supervision as the Lessor's Surveyor may reasonably require

      (10) The right (subject to the Lessor's prior approval which approval shall not be unreasonably withheld or delayed and subject to the Lessee obtaining any relevant statutory or local authority consents) to lop or prune any trees on the Lessors Estate which shall interfere with the receipt or transmission of any satellite television radio or other telecommunications signal to or from the Demised Premises



                               THE SECOND SCHEDULE

                         (Rights and Easements excepted)

The following rights and easements are excepted and reserved out of the

Demised Premises unto the Lessor the Superior Lessor and their tenants and the occupiers of any adjoining or neighbouring land and/or premises and all other persons authorised by the Lessor or the Superior Lessor or having the like rights and easements:-

           (1) The free and uninterrupted passage of water and soil through the pipes drains and watercourses and of electricity and gas through the cables wires and pipes which are now or may at any time during the Term be in or under or passing through or over the Demised Premises (other than those exclusively serving the same) with the right to construct and maintain new services for the benefit of any adjacent or nearby premises the right to repair maintain and renew such existing and new services and the right at any time but (except in emergency) after giving reasonable prior written notice to enter (or in an emergency or after the giving of reasonable notice in the Lessee's absence to break and enter) the Demised Premises in the exercise of such rights the person exercising such right causing as little damage as is reasonable and making good as soon as reasonably possible any damage caused to the Demised Premises or their contents

           (2) The right at any time but (except in an emergency) after giving reasonable prior written notice to enter (or in an emergency or after the giving of reasonable prior notice during the Lessee's absence to break and enter) the Demised Premises in order to (a) inspect or view the condition of the Demised Premises (b) carry out work upon any adjacent premises and (c) to carry out any repairs or other work which the Lessor must or may carry out under the provisions of this Lease or to do any other thing which under the said provisions the Lessor may do in all such cases the person exercising such rights causing as little damage as is reasonable and making good as soon as reasonably possible any damage caused to the Demised Premises or their contents

           (3) The right to deal in any manner whatsoever with any of the land belonging to the Lessor adjoining opposite or near to the Demised Premises and to erect maintain rebuild or alter or suffer to be erected maintained rebuilt or altered on such adjoining opposite or neighbouring lands any buildings or structures whatsoever whether such buildings shall or shall not affect or diminish the light or air which may now or at any time hereafter be enjoyed for or in respect of the Demised Premises or any building for the time being thereon


                               TEE THIRD SCHEDULE

                         (Provisions as to Rent Review)

1. "Review Date" means the expiration of the 5th, 10th, 15th and 20th years and the 364th day of the 25th year of the Term

2. The Lessor may require a review of the Yearly Rent at each of the Review Dates by notice in writing (hereinafter called "a Review Notice") served upon the Lessee in which event the Yearly Rent payable as from the relevant Review. Date shall be whichever is the greater of (i) the Yearly Rent immediately before such review or (ii) the rack rental value (as hereinafter defined) of the Demised Premises at the relevant Review Date

3. The following provisions shall apply to each and every Review Notice served by the Lessor under the Provision of Clause 2 of this Schedule:-

        (a) The Review Notice shall set out the sum which the Lessor considers to be the Rack Rental Value of the Demised Premises at the relevant Review Date

        (b) The Lessee shall within three months of the date of service of the Review Notice on the Lessee serve a counter-notice on the Lessor stating whether or not the Lessee agrees with the figure stated by the Lessor to be the Rack Rental Value of the Demised Premises at the relevant Review Date

        (c) If the Lessee shall fail to serve such a counter-notice within the period of three months then the figure stated in the Lessor's notice to be the Rack Rental Value of the Demised Premises at the relevant Review Date shall be the Yearly Rent payable on and from the relevant Review Date

        (d) If the Lessee shall serve a counter-notice objecting to the Lessor's opinion of the Rack Rental Value of the Demised Premises then the provisions of Clause 6 of this Schedule shall take effect

4. If during any period whilst Rent Restriction Legislation is in force the Lessor shall be precluded by such Legislation from requiring the Lessee to pay the full amount of the Yearly Rent payable immediately before the commencement of such a period or of the Yearly Rent payable as from any Review Date occurring during that period or if no review of the Yearly Rent shall for any reason whatsoever be required or carried out in respect of a Review Date falling within that period the Lessor may on each occasion during such period when such legislation makes it lawful for the Lessor to require the Lessee to pay an increased amount of Yearly Rent and also on the occasion when such period comes to an end require a supplementary review of the Yearly Rent by a Review Notice given to the Lessee before or not later than six months after the relevant occasion in which event the Yearly Rent payable as from the relevant occasion shall be the higher of (i) the Yearly Rent payable immediately before such occasion and (ii) the Rack Rental Value of the Demised Premises at such occasion And for the purpose of the remaining provisions of this Schedule each such occasion shall be deemed a Review Date PROVIDED ALWAYS THAT notwithstanding the provisions of this paragraph 4:-

        (a) There shall not be more than five reviews of the yearly rent payable hereunder during the Term (including the review on the 364th day of the 25th year of the Term)

        (b) Following a review effected pursuant to the provisions of this paragraph 4 the next review thereafter shall take place on the next Review Date (as defined in paragraph 1 above)

5. "Rack Rental Value of the Demised Premises" means such rent as may be agreed or determined as hereinafter provided to be the best Yearly Rent at which the Demised Premises could reasonably be expected to let with vacant possession in the open market by a willing landlord to a willing tenant for a term equal to the residue of the Term remaining unexpired at the relevant Review Date or a term of ten years whichever shall be the longer by means of a lease containing the same provisions (other than as to Yearly Rent but including the same provisions as to Rent Review) as are herein contained on the following assumptions:-

        (a) that the Demised Premises are in such condition as they would have been in had the Lessee's covenants and the Lessor's covenants herein contained been fully complied with at that date

        (b) that there is disregarded any effect on rent of:-

            (i) the Lessee being in occupation of the Demised Premises

            (ii) any goodwill attaching to the Demised Premises solely by virtue of any business carried on thereat by the Lessee and

            (iii) any improvement carried out to the Demised Premises in conformity with the covenants herein contained by the Lessee or any person deriving title from the Lessee at its own expense otherwise than in pursuance of any obligation to the Lessor

6. If the Lessor and the Lessee fail to agree upon the Rack Rental Value of the Demised Premises the same shall be determined by an independent

        Surveyor acting as an expert experienced in the letting of similar properties (who shall receive and consider such evidence and represent -ations (whether written or oral) as the parties may reasonably wish to make) agreed upon by the parties or failing agreement appointed on the application of either party by the President for the time being of the Royal Institution of chartered Surveyors and the cost of such Surveyor shall be paid as he shall direct and any delay in making such application shall not prejudice the Lessor's right to require the Rack Rental Value of the Demised Premises to be determined as aforesaid

7. If the Yearly Rent payable as from any Review Date shall not have been agreed or determined by that Review Date the Lessee shall continue to pay at the rate payable immediately before that Review Date but immediately upon the Yearly Rent payable as from that Review Date being agreed or determined the Lessee shall pay to the Lessor on demand the balance (if any) due from the Lessee in respect of the period from that Review Date to the Quarter Day next after the date on which the Yearly Rent shall have been agreed or determined together with interest on the said balance at 2% under Lloyds Bank plc base rate (or its equivalent) from time to time for the period from the Review Date to the date of payment of the said balance

8. Within twenty eight days of agreement or determination of the Yearly Rent payable at a Review Date a memorandum thereof in such form as the Lessor's Solicitors shall reasonably require shall be executed in duplicate by the Lessor and the Lessee and annexed to this Underlease and the Counterpart thereof


                               THE FOURTH SCHEDULE

                                     PART I

                        (Services Provided by the Lessor)

1.      INSURANCE in accordance with the Lessor's covenant contained in Clause

        4 (b) of this Underlease

2. CLEANING LIGHTING REPAIRING AND MAINTAINING all parts of the Lessor's Estate not demised to the Lessee or demised or intended to be demised to other tenants of parts thereof including (without prejudice to the generality hereof) the cost of electricity and all necessary plant machinery and materials for the purpose of keeping in good and substantial repair maintenance and condition the drives forecourts parking areas paths lawns gardens and landscaped areas and keeping the same free from weeds and litter and properly planted tended and cultivated

3.      (i)  SPRINKLER MAIN including the repair and maintenance rates and other outgoings payable in respect of the pumphouse and storage tank and repairing maintaining and replacing as necessary the sprinkler main and all pumps and other plant and equipment required to provide an adequate supply of water at all times to any sprinkler system installed within the Demised Premises in accordance with the terms of this Underlease and other premises within the Lessor's Estate from time to time

        (ii) From the time at which the Lessee shall exercise its right to connect to the Sprinkler Main pursuant to the provisions of Clause
             (7) of the First Schedule hereto the regular testing at a frequency recommended by the manufacturers and/or the Lessor's insurers of the Sprinkler Main in accordance with the code of practice Laid down by the Fire Insurance Offices

4. SIGNAGE including the maintenance renewal decoration lighting and cleaning of such signboard or signboards and barriers as the Lessor may from time to time reasonably provide

5. GENERALLY the provision of such other services and facilities and the making of any other payments which may reasonably be required by the Lessor for the proper and efficient running and maintenance of the

        Lessor's Estate as a whole (excluding any payment for the collection of rents) including the provision of such staff accommodation and and equipment and the obtaining of such professional advice and professional services as shall in each case in the reasonable opinion of the Lessor be necessary or desirable for the general benefit of the Lessor's Estate and of the occupiers thereof PROVIDED ALWAYS THAT prior to the appointment of any such staff as aforesaid or the provision of any other services or facilities which the Lessor may o consider necessary or desirable for the general benefit of the Lessor's Estate as aforesaid and which shall have significant cost implications for the Lessee the Lessor shall first consult with the Lessee and obtain its views as to whether the Lessee considers any such appointment service or facility to be necessary or desirable


                                    PART II


            Provision for the payment of Service Charge by the Lessee

1. In this Underlease "Service Charge" shall mean the aggregate of the cost to the Lessor of providing the services set out in Part I of this Schedule together (hereinafter called "the Services") with any amount placed to a reserve fund as hereinafter referred to (credit being given for any drawings from such reserve fund and, any interest earned on that fund net of any applicable tax)

2.      In this part of this Schedule

        (a) "year means the period from the First day of January in one year to the Thirty-first day of December in each year or such other period as the Lessor may from time to time decide

        (b) "Managing Agents" means such Surveyors Accountants or other suitably professionally qualified persons as may from time to time be appointed by the Lessor for the calculation of the Service Charge and the management of the Lessor's Estate or (if none be appointed) the Lessor

3. The Managing Agents will notify the Lessee before or as soon as practicable after the start of each year of the estimated amount of the Service charge payable by the Lessee during that year including the amount to be placed in a reserve fund in that year in respect of costs likely to be incurred in respect of such services in future years and the Lessee shall pay the estimated amount of the Service Charge to the Lessor by four quarterly installments in advance on the usual quarter days or (in the case of the estimated amounts payable In respect of the years during which this tenancy commences and terminates) by such other installmentws as the Managing Agents may stipulate

4. As soon as practicable after the end of each year the Managing Agents will supply the Lessee with a certificate showing:-

        (a) the cost to the Lessor of providing the Services during that year due allowance being made for any reimbursement received by the Lessor from any insurer tenant or other person not being a payment of Service Charge or estimated Service Charge

        (b) the amount placed to a reserve fund in that year (and the interest earned on that fund net of any applicable tax) in respect of costs likely to be incurred in respect of such Services in future years and in order to seek to avoid fluctuations in the Service charge occasioned by periodical repairs or renewals

        (c) The amount of the costs referred to in sub-paragraph (a) above which have been met out of any such reserve fund and

        (d) The proportion of amounts referred to in sub-paragraphs (a) and (b) above after deducting the amount referred to in sub-paragraph (c) above which is payable by the Lessee

5. If the amount shown payable by the Lessee in such Certificate exceeds the amounts of the Estimated Service Charge paid by the Lessee for the relevant year the Lessee shall pay the amount of the excess to the Lessor within 21 days of the issue of the said Certificate if the amount so shown is less than the amount of the Estimated Service Charge so paid the difference shall be allowed to the Lessee or at the end of the Term be repaid to the Lessee within 21 days

6. Any Certificate supplied by the Managing Agents shall (save in the event of manifest error notified to the Managing Agents in writing within 21 days of the issue thereof) be conclusive as to the matters stated therein and binding on the parties

7. Any such reserve fund shall be placed in an appropriate interest-bearing account and the said fund together with all such interest shall (after the deduction of or the making of provision for any relevant tax on the same) be held by the Lessor upon trust for the benefit of all the lessees for the time being of the Lessor's Estate in the same proportions as the proportion of the Service Charge which individual lessees covenant to pay under their respective underleases



                               THE FIFTH SCHEDULE

                                  (Regulations)

1.      No storage of materials shall be permitted outside the Demised Premises

2. No rubbish or waste materials paper wood or other combustible matter shall be burnt on the Demised Premises except within boilers or incinerators specifically designed for the purpose

3. No smoke or fumes or noxious smells shall be emitted from the Demised Premises so as to cause in the reasonable opinion of the Lessor or its Surveyors annoyance or interference with the proper enjoyment of adjoining premises of the Lessor or its tenants

4. The Lessee must not use industrial machinery engines and equipment so as to cause excessive noise vibration or dust Any such use which in the reasonable opinion of the Lessor's Surveyor is causing annoyance to adjoining tenants of the Lessor or to the occupiers in the vicinity shall be abated immediately upon notice

5. No mechanically operated vehicles cycles hand trucks or trailers shall be parked or left unattended outside areas properly reserved for such parking or in such manner as to obstruct roadways within the Lessor's Estate

6. The Lessee must not save in the case of an emergency off-load vehicles except within the curtilage of the Demised Premises

7. The Lessee must not store inflammable materials explosive substances or liquids except in proper containers or receptacles in accordance with regulations enforced by a competent authority and in any event not abutting any boundary fences or other adjoining Property of the Lessor

8. Any external lighting within the curtilage of the Demised Premises is to be maintained in good condition and fully operational

9. Not to repair test or wash vehicles save within purpose built areas provided for that purpose within the Demised Premises

10. Not to deposit litter on the footpaths gardens or landscaped areas within the Lessor's Estate or to allow its servants agents or visitors to cause a nuisance or annoyance to the Lessor or other tenants of the Lessor's Estate




THE COMMON SEAL of EAST L0NDON )
TELECOMUNICATI0NS LIMITED was  )
hereunto affixed in the        )
presence of :-                 )


                               Director
                                                  [SEAL APPEARS HERE]

                               Secretary

                                   DATED 3rd November                 1986



                                       WIMGROVE INVESTMENTS LIMITED

                                                  and

                                  EAST LONDON TELECOMMUNICATIONS LIMITED







                                  Counterpart/

                                              UNDERLEASE

                                                  of

                                  UNIT C.3 THE ENTERPRISE BUSINESS PARK,

                                           POPLAR LONDON E 14


                                  Term commences  6th  day of October   1986

                                  For years                               25
                                                                         ---
                                  Term expires 5th   day of October     2011
                                                                        ----
                                  Initial Rent (pound) 95,500 p.a.x.




                                  F.  Sweatman
                                  Legal Department
                                  Wimpey Property Holdings Limited
                                  31, Hammersmith Grove
                                  London W6 7EN

                                  Ref:  7:A:4:l

RENT REVIEW MEMORANDUM
----------------------



RE:  PREMISES KNOWN AS UNIT C3 THE ENTERPRISE BUSINESS PARK POPLAR  LONDON  E14
     --------------------------------------------------------------------------

Pursuant to the provisions for rent review contained in the Underlease to which this Memorandum is annexed, details of which are given in the Schedule below, IT IS HEREBY RECORDED THAT with effect from the 6th day of October 1991 until the next review date therein mentioned the rent payable thereunder is increased to (pound) 152,864 per annum.


Dated this          31st day of              January                       1992




                                    SCHEDULE

DATE                           DOCUMENT                PARTIES


3rd November 1986              Underlease              Wimgrove Investments Ltd
                                                       (1) East London Telecomm-
                                                       unications Ltd.(2)





 /s/ Peter
--------------------
Signed by                       Director

for and on behalf of
EAST LONDON TELECOMMUNICATIONS LIMITED